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                                                            EXHIBIT 10.20




                              REINSURANCE AGREEMENT



     THIS REINSURANCE AGREEMENT (this "Agreement") is made and entered into to be effective as of the 28th day of June, 1996, by and between FIRST MERCURY SYNDICATE, INC., an Illinois corporation and syndicate on the Illinois Insurance Exchange (the "Company"), and FIRST MERCURY INSURANCE COMPANY, an Illinois insurance corporation (the "Reinsurer").

     WHEREAS, the Company previously has negotiated and entered into certain property, liability and other insurance policies, reinsurance agreements and conducted other business incidental thereto through the effective date hereof; and

     WHEREAS, the Company desires to transfer and cede, on an indemnity basis, certain of its existing and future liabilities, rights and obligations relating to certain business conducted by it prior to the effective date hereof to Reinsurer, and Reinsurer desires to accept and assume such liability, rights and obligations.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements set forth herein, the parties hereto agree as follows:

     SECTION 1. The Company hereby transfers and cedes to Reinsurer, and Reinsurer hereby accepts and reinsures, on an indemnity basis, all of the Company's liabilities and obligations relating to any and all insurance or reinsurance business which it may have conducted prior to the date hereof and to any renewals of such business or other policies issued by the Company thereafter that are required by contract or applicable law; provided, however, that the Company is not transferring or ceding to Reinsurer (I) any unearned premium reserves, (ii) the Company's police claims made class of business, or (iii) any of the Company's liabilities which are not directly related to the losses and loss adjustment expenses on the Reinsured Business (as defined below), such as any liabilities relating to the Company's membership on the Illinois Insurance Exchange. The liabilities and


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obligations transferred and ceded hereunder are referred to herein as the
"Reinsured Business". In addition, the Company hereby transfers and conveys to Reinsurer, and Reinsurer hereby accepts, (a) all files, books and records in the Company's possession that are associated with the Reinsured Business, (b) all rights that the Company possesses with respect to ownership of the Reinsured Business and the police claims made class of business, -C- all other assets relating to the Reinsured Business, and (d) all other rights (but not the liabilities or obligations) relating to the police claims made class of business. The Company and Reinsurer agree to perform such additional acts and execute such additional documents and agreements as may be necessary or desirable to carry out the purposes and objectives of this Agreement and this
Section in particular, it being the specific intent of the parties that the Company be relieved of each and every duty, obligation and liability which has or may accrue as a result of any Reinsured Business.

     SECTION 2. In consideration for the transfer and reinsurance of liability set forth in Section 1 hereof, on the effective date hereof, the Company shall pay to Reinsurer, in the form of cash or other acceptable assets at market value, a reinsurance premium equal to the dollar value of the Company's statutory loss and loss adjustment expense reserves relating to the Reinsured Business, plus all premiums received by the Company after the effective date hereof with respect to the Reinsured Business.

     SECTION 3. The unearned premium on the statutory financial statements of the Company shall be ceded to the Reinsurer on an "earned basis," such that as the Company's unearned premium is earned, the Company shall pay to Reinsurer the amount of such earned portion NET of a ceding commission at the same rates of commission paid or payable by the Company to its agents, brokers or other producers.

     SECTION 4. Pursuant to its obligations under this Agreement, Reinsurer shall indemnify the Company for liabilities reinsured in connection with the Reinsured Business. Additionally, at the request of the Company, Reinsurer, in its sole discretion, may provide the Company in advance with funds the Company reasonably anticipates to be necessary to pay its liabilities and obligations in connection with the Reinsured Business.

     SECTION 5. Company represents and warrants that Mercury Management, Inc., a Michigan corporation that provides certain administrative services to the Company, and CoverX Corporation, a Michigan corporation that provides certain production and underwriting services to the Company, will continue to be obligated to provide their designated services with respect to the Reinsured Business, including their various claims handling and reporting functions.

     SECTION 6. As promptly as possible after the Company or its claims service providers receive notice of a claim with respect to the Reinsured Business, the Company or its claims service providers shall provide Reinsurer with full information pertaining thereto. At Reinsurer's request, the Company and its claims service providers shall cooperate fully with Reinsurer in adjudicating and settling claims. The Company and Reinsurer each shall provide to the other all financial information necessary for each to complete its insurance regulatory and other reporting requirements.

     SECTION 7. Within twenty (20) days after the end of each calendar month, the Company shall render a monthly account to Reinsurer summarizing the credits and debits to their intercompany account, as well as the net balance due to the Company or Reinsurer. Such account shall include amounts advanced to the Company by Reinsurer pursuant to Section 4 hereof. The balance due to either party shall be paid within forty-five (45) days after the end of the month at issue.

     SECTION 8. If any of the Reinsured Business has been previously reinsured or retroceded to


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another reinsurer prior to the effective date of this Agreement, Reinsurer shall assume all of the obligations of the Company under such prior reinsurance or retrocession agreements, and the Company hereby assigns to Reinsurer all of its interest under such prior reinsurance or retrocession agreements. If, for any reason, any of the obligations and interests of the Company under such prior reinsurance or retrocession agreements cannot be effectively assigned by the Company and assumed by Reinsurer, or if such an assignment and assumption in any way jeopardizes a recovery under such prior reinsurance or retrocession agreements, this Agreement shall be deemed not to apply to the effected agreement and the Company and Reinsurer shall take all steps necessary to preserve recovery under the effected agreement.

     SECTION 9. The liabilities and obligations of Reinsurer with respect to any of the Reinsured Business shall in no way be abrogated, diminished or altered in the event of the insolvency, change of ownership, control or character, change or loss of license or authority or any other change of the Company. In the event of insolvency of the Company, the reinsurance under this Agreement shall be payable by the Reinsurer to the Company or to its liquidator, receiver or statutory successor on the basis of liability of the Company under the policy or policies reinsured without diminution because of the insolvency of the Company except as provided by law or except where the policy, treaty or contract specifically provides another payee of such reinsurance in the event of the insolvency of the Company.

     SECTION 10. This Agreement shall be governed and construed in accordance with the laws of the State of Illinois, without regard to principles of conflicts of law.

     SECTION 11. The parties agree that this Agreement is the complete and exclusive statement of the agreement between the parties and supersedes all proposals, contracts or agreements, either oral or written, and all other communication between the parties relating to the subject matter hereof. This Agreement may not be altered, modified or amended except by an instrument in writing duly executed by proper officers or other authorized representatives of each party.

     SECTION 12. If any provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against public policy, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the affected provision shall be modified to the minimum extent necessary to render it valid and enforceable.

     SECTION 13. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto. Neither of the parties hereto may assign its rights or delegate its duties hereunder without the written consent of the other party.

     SECTION 14. The effective date of this Agreement shall be June 28, 1996, and this Agreement shall remain in full force and effect until all liabilities reinsured hereunder have been satisfied. Notwithstanding the foregoing, the arrangement set forth in Section 3 of this Agreement may be terminated by either party hereto following sixty (60) days' written notice of termination to the other party.

     SECTION 15. Notwithstanding Section 14 of this Agreement, the reinsurance of liabilities relating to the Reinsured Business hereunder may be commuted by either party hereto following sixty (60) days' written notice thereof to the other party. Within forty-five (45) days following such commutation date, the Company shall provide Reinsurer with an actuarial determination, reasonably acceptable to Reinsurer, of all remaining unpaid losses and loss adjustment expenses, both reported and unreported, relating to the Reinsured Business (the "Commuted Losses").


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Effective as of the commutation date, the Company shall re-assume all liabilities previously transferred with respect to the remaining portion of the Reinsured Business, and Reinsurer shall pay to the Company acceptable assets in the amount of the Commuted Losses. Payment by Reinsurer to the Company in the amount of the Commuted Losses shall constitute a complete and final release of Reinsurer with respect to liabilities relating to the Reinsured Business. In the event of such a commutation, the arrangement set forth in Section 3 of this Agreement shall be terminated effective as of the commutation date described above.










IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 28th day of June, 1996.



                                        FIRST MERCURY SYNDICATE, INC.


                                        BY: /s/ Jerome. M. Shaw
                                           -------------------------------------
                                        NAME:   Jerome M. Shaw
                                             -----------------------------------
                                        ITS:    President
                                            ------------------------------------

                                        FIRST MERCURY INSURANCE COMPANY


                                        BY: /s/ Richard H. Smith
                                           -------------------------------------
                                        NAME:   Richard H. Smith
                                             -----------------------------------
                                        ITS:    President
                                            ------------------------------------


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